EXHIBIT 32

                         Rule 13a-14(b) Certifications


     The undersigned officers certify that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Centale, Inc.

     A signed original of this written statement required by Section 906 has been provided to Centale, Inc. and will be retained by Centale, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


August 9, 2005                       /s/ Patrick T. Parker
                                     -------------------------------------------
                                     Patrick T. Parker (Chief executive officer)



August 9, 2005                       /s/ Juan C. Ferreira
                                     -------------------------------------------
                                     Juan C. Ferreira
                                     (Chief financial officer)